Exhibit 10.38
          AMENDMENT NO. 3, dated as of October 29, 2009 (this “Amendment”), among CAMBIUM LEARNING, INC., a Delaware corporation and successor to VSS-Cambium Merger Corp. (“Company”), VSS-CAMBIUM HOLDINGS IV, LLC, a Delaware limited liability company and successor to VSS-Cambium Holdings, LLC (“Holdings”), TCW/CRESCENT MEZZANINE PARTNERS IV, L.P., as Administrative Agent, and the Required Note-Holders, in each case listed on the signature pages hereto, to the Note Purchase Agreement dated as of April 12, 2007 (as waived and amended by the Temporary Waiver and Amendment (“Amendment No. 1”), dated as of May 20, 2008, such Amendment No. 1 as extended by the letter agreement dated July 15, 2008 (“Letter Agreement”) and by that Permanent Waiver and Amendment No. 2, dated as of August 22, 2008, and as further amended, supplemented, amended and restated, extended or otherwise modified from time to time, the “Purchase Agreement”) among Company, Holdings, each purchaser from time to time party thereto (collectively, the “Purchasers” and individually, a “Purchaser”) and TCW/CRESCENT MEZZANINE PARTNERS IV, L.P., as administrative agent (in such capacity, “Administrative Agent”) for the Purchasers. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.
          WHEREAS, pursuant to Section 8.2(t) of the Purchase Agreement and as documented by the Joinder Agreement to the Purchase Agreement and the other Transaction Documents, dated as of June 18, 2009, VSS-CAMBIUM HOLDINGS IV, LLC has assumed all obligations, rights and responsibilities of VSS-CAMBIUM HOLDINGS, LLC as Holdings under the Purchase Agreement and such other Transaction Documents;
          WHEREAS, at the request of the Issuer Parties, the Administrative Agent and the Required Note-Holders have agreed to make certain amendments to the Purchase Agreement, but only on the terms and conditions set forth in this Amendment.
          NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
          Section 1. Amendment to the Purchase Agreement. As of the Amendment No. 3 Effective Date (as defined below), the Purchase Agreement shall be deemed modified to reflect the following:
          (a) Section 1.1 of the Purchase Agreement is amended by including the following defined terms therein in appropriate alphabetical order:
“Amendment No. 3” shall mean Amendment No. 3, dated as of the Amendment No. 3 Effective Date, which amends this Agreement.
“Amendment No. 3 Effective Date” shall mean October 29, 2009.
“CV Holdings” shall mean Cambium-Voyager Holdings, Inc., a Delaware corporation.
“LAZEL” shall mean LAZEL, Inc., a Delaware corporation.

“LAZEL Drop Down” shall mean the series of distributions and contributions of the Equity Interests of LAZEL made by Affiliates of Company by which LAZEL becomes a Wholly Owned Subsidiary of Company.
“Merger Transactions” shall mean all of the transactions contemplated by and consummated pursuant to the Vowel Merger Agreement.
“Sale” shall have the meaning assigned to such term in Section 9.1(o).
“Vowel Merger Agreement” shall mean that certain Agreement and Plan of Mergers dated as of June 20, 2009, by and among CV Holdings, Voyager Learning Company, Vowel Acquisition Corp., Consonant Acquisition Corp., VSS-Cambium Holdings II Corp. and Vowel Representative, LLC.
          (b) Section 1.1 of the Purchase Agreement is amended by amending or restating the following defined terms as follows:
          (1) the definition of “Change in Control” shall be amended and restated in its entirety as follows:
               “A “Change in Control” shall be deemed to have occurred if:
               (a) CV Holdings at any time ceases to own, directly or indirectly, 100% of the Equity Interests of Holdings;
               (b) Holdings at any time ceases to own 100% of the Equity Interests of Company;
               (c) at any time a change of control occurs under any documentation evidencing Material Indebtedness;
               (d) (i) one or more of the Permitted Holders (collectively) shall fail to own, or to have the power to vote or direct the voting of CV Holdings representing, more than 35% of the voting power of CV Holdings, (ii) one or more of the Permitted Holders (collectively) cease to own Equity Interests representing more than 35% of the total economic interests of the Equity Interests of CV Holdings, or (iii) unless one or more of the Permitted Holders have the right to designate a majority of the Board of Directors of CV Holdings, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of the voting power of CV Holdings representing either (w) a greater percentage of the voting power of CV Holdings than that beneficially owned or controlled by the Permitted Holders, (x) a greater percentage of the total economic interests of the Equity Interests of CV Holdings than that beneficially owned by the Permitted Holders, (y) 50% or more of the voting power of CV Holdings or (z) 50% or more of the total economic interests of the Equity Interests of CV Holdings; or
               (e) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of CV Holdings or Holdings (as applicable) (together with any new directors whose election to such Board of Directors or whose nomination for election was endorsed by a vote of a majority of the members of the Board of Directors of CV Holdings or Holdings (as applicable), which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so endorsed) cease for any reason to constitute a majority of the Board of Directors of CV Holdings or Holdings, as the case may be.
               For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement (but not including any warrant, option agreement, voting agreement, stockholders agreement or similar instrument or agreement) until the consummation of the transactions contemplated by such agreement.”
          (2) the definition of “Consolidated EBITDA” shall be amended by deleting the “and” at the end of subclause (x)(ii)(n) and inserting the following subclauses (o) through (t) immediately following subclause (n):
“(o) for the first eight consecutive fiscal quarters following a Permitted Acquisition, including, without limitation, the Merger Transactions, the amount by which deferred revenue, which if not for a Permitted Acquisition (including, without limitation, the Merger Transactions) would be recognized during such period, was reduced as a result of a purchase accounting adjustment,
(p) the costs and expenses (including, without limitation, legal, accounting, financial advisory and third-party consultant fees and expenses) incurred in connection with (i) the Merger Transactions and (ii) the LAZEL Drop Down; provided that such costs and expenses in (i) and (ii) above (x) are incurred within the 12-month period immediately prior, and/or immediately subsequent, to the Amendment No. 3 Effective Date and (y) do not exceed $24.0 million in the aggregate,
(q) costs and expenses related to sales of owned Real Property and assignments, sub-leases or terminations of Leases in connection with the Merger Transactions that are incurred within the 12-month period immediately following the Amendment No. 3 Effective Date, not to exceed $2.0 million in the aggregate,

(r) costs and expenses related to employee and officer severance and termination incurred within the 12-month period immediately subsequent to the Amendment No. 3 Effective Date, not to exceed $5.0 million in the aggregate,
(s) costs and expenses related to mergers, consolidations or acquisitions permitted by Section 8.2(g), whether or not consummated; provided that (a) such costs and expenses related to such mergers, consolidations or acquisitions that are consummated are incurred within the 12-month period immediately prior to and/or immediately subsequent to the consummation of the applicable merger, consolidation or acquisition and shall not exceed $5.0 million in the aggregate and (b) costs and expenses related to mergers, consolidations or acquisitions which are not consummated shall not exceed $500,000 in any calendar year and $2.0 million in the aggregate,
(t) nonrecurring integration costs and expenses arising from and related to the Merger Transactions, including, but not limited to, (i) re-branding (including, without limitation, company signage, business cards, stationery), (ii) employee training, (iii) website integration, (iv) technology, (v) data migration and (vi) transfer of inventory, in each case solely to the extent such lost and expenses (x) have been incurred within 12 months of the Amendment No. 3 Effective Date and (y) do not exceed $3.0 million in the aggregate, and”
          (3) the last paragraph of the definition of “Consolidated Net Income” shall be amended by replacing the terms “gain” and “loss” wherever those terms appear with the terms “income” and “expense”, respectively, in the definition of “nonrecurring”.
          (4) the definition of “Management Services Agreement” shall be amended and restated in its entirety as follows:
                “Management Services Agreement” shall mean that certain Fee Agreement by and among CV Holdings and VSS Fund Management LLC, a Controlled Investment Affiliate of the Sponsor (“VSS LLC”) dated as of July 24, 2009, as amended, restated, supplemented or modified from time to time.”
          (5) the definition of “Material Indebtedness” shall be amended by deleting the words “$2.5 million” and replacing them with the words “$7.5 million”.
          (6) the definition of “Permitted Acquisition” shall be amended by amending and restating clause (f) in its entirety as follows:

               “(f) the Acquisition Consideration (exclusive of any amounts financed by Excluded Issuances) for such acquisition shall not exceed (exclusive of the Merger Transactions) $20.0 million; provided that if (a) the First Lien Leverage Ratio (as defined in the Senior Credit Agreement) is less than 2.50 to 1.0 and (b) the Total Leverage Ratio is less than 3.50 to 1.0, in each case calculated on a Pro Forma Basis after giving effect to such acquisition as of the most recent Test Period (including the assumptions provided for in clause (ii)(x) of the “Permitted Acquisition” definition in the Senior Credit Agreement), the Acquisition Consideration (exclusive of any amounts financed by Excluded Issuances) for such acquisition shall not exceed (exclusive of the Merger Transactions) $100.0 million; provided further that (x) the aggregate amount of the Acquisition Consideration (exclusive of any amounts financed by Excluded Issuances) for all Permitted Acquisitions since the Amendment No. 3 Effective Date shall not exceed (exclusive of the Merger Transactions) $150.0 million and (y) any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the Maturity Date; and”
          (7) the definition of “Permitted Holders” shall be amended by inserting “and Section 8.2(i)(v)(B)” in the proviso immediately following the phrase, “for purposes of the definition of ‘Change of Control’”.
          (8) the definition of “Test Period” shall be amended by inserting “(1)” immediately following “(ii)” where it first appears.
          (c) The last sentence of Section 5.4(a) of the Purchase Agreement shall be amended by adding “(i), (ii)(1) and (iii)” immediately after the words “Sections 8.1(a)”.
          (d) Section 8.1(a) of the Purchase Agreement shall be amended by:
          (1) (i) replacing the phrase “within 105 days” in Section 8.1(a)(i) with the phrase “within 90 days” and (ii) replacing the phrase “an opinion of Ernst & Young LLP” in Section 8.1(a)(i) with the phrase “an opinion of Ernst & Young LLP, Grant Thornton LLP or Whitley Penn LLP”,
          (2) amending and restating Section 8.1(a)(ii)(2) in its entirety as follows:
          “[Intentionally Omitted]”,
          (3) amending Section 8.1(a)(iii) by:
               (A) replacing the words “As soon as available and in any event within 30 days after the end of each calendar month beginning with the month ending March 31, 2007 (provided that the following items delivered with respect to the months ending January 31, 2007 shall also include the information for the months ending January 31, 2007 and February 28, 2007)” with the words “(1) To the extent prepared by Holdings or its Affiliates, as soon as available and in any event, to the extent prepared, within 30 days after the end of each calendar month”, and
               (B) adding the following to the end thereof:
          “(2) As soon as available and in any event within 30 days after the end of each calendar month, (A) commencing with the calendar month ended April 30, 2010, the consolidated order volumes of Company and its Subsidiaries and (B) commencing with the first full calendar month ended after the Amendment No. 3 Effective Date (w) the outstanding balances for the Notes under this Agreement, (x) the total amount of cash and Cash Equivalents held by Holdings, Company and its Subsidiaries on a consolidated basis, (y) a certificate of a Financial Officer of Company containing a comparison of the consolidated expenses of Holdings, Company and its Subsidiaries as compared to the estimate of such expenses included as part of the budget delivered pursuant to Section 8.1(a)(viii) and (z) a summary narrative report and management’s discussion and analysis of the financial condition and results of operations for such month and the then elapsed portion of the Fiscal Year, as compared to the budgeted amounts;”
          (4) amending subclauses (iv) and (xii) of Section 8.1(a) by inserting “(1)” immediately following “(ii)” where it first appears, in each case, and
          (5) amending Section 8.1(a)(viii) by replacing the words “each month” with the words “each month, if available, or, if not available, each Fiscal Quarter (and including estimates of the consolidated expenses of Holdings, Company and the Subsidiaries on a monthly basis)”, and deleting the phrase “prepared in summary form,” where it appears in such Section.
          (e) Section 8.2(h) of the Purchase Agreement is amended by:
          (1) amending and restating Section 8.2(h)(ii) in its entirety as follows:
                    “(ii) (A) payments to Holdings to permit Holdings, and the subsequent use of such payments by Holdings, to repurchase or redeem Qualified Capital Stock of Holdings held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Issuer Party, upon their death, disability, retirement, severance or termination of employment or service and (B) direct or indirect payments to CV Holdings to permit CV Holdings and any of its Subsidiaries, and the subsequent use of such payments by CV Holdings and any of its Subsidiaries, to repurchase or redeem Qualified Capital Stock of CV Holdings and any of its Subsidiaries held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Issuer Party, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, the sum of (x) $2.0 million, plus (y) the amount of any Net Cash Proceeds received by Holdings or CV Holdings and contributed to Company from the issuance and sale since the issue date of Qualified Capital Stock of Holdings or CV Holdings (other than the Cure Amounts or amounts contributed for purposes of making Capital Expenditures) to officers, directors or employees of any Issuer Party that have not been used to make any repurchases, redemptions or payments under this clause (ii), plus (z) the net cash proceeds of any “key-man” life insurance policies of any Issuer Party that have not been used to make any repurchases, redemptions or payments under this clause (ii);”,
          (2) placing the phrase “direct or indirect” in front of the word “parent” everywhere that it appears in Section 8.2(h)(iii)(C) and Section 8.2(h)(iii)(D),
          (3) placing the parenthetical “(including costs and other expenses related to the maintenance of such direct or indirect parent as a public company subject to the Securities Act and the Exchange Act and the rules and regulations thereunder)” after the phrase “other expenses” in Section 8.2(h)(iii)(D) and
          (4) deleting “$250,000” in Section 8.2(h)(iii) and replacing it with “$3,000,000”.
          (f) Section 8.2(i)(v) of the Purchase Agreement is amended and restated in its entirety as follows:
          “(v) so long as no Default exists and the Administrative Agent and each Purchaser has received the most current version of the Management Services Agreement, (A) at the times specified and in the amounts set forth in the Management Services Agreement, the payment of (i) transaction fees to VSS LLC (as defined in the definition “Management Services Agreement”) or its Controlled Investment Affiliates (together, the “VSS Entities”) not to exceed 1% of the enterprise value in respect of the transaction pursuant to which such fees are owed and (ii) all other investment banking fees and related reasonable and documented expenses payable to the VSS Entities; provided that payments in respect of monitoring, advisory, oversight or other similar fees shall not be permitted; (B) reasonable and documented fees and out-of-pocket expenses payable to the directors (including the chairman) of the Board of Directors of CV Holdings in connection with their responsibilities and services as board members in an aggregate amount not to exceed $750,000 per fiscal year; and (C) payments in respect of the Merger Transactions in an amount not to exceed $3,000,000 in the aggregate may be made by Company to the VSS Entities and any other Permitted Holders on an upfront or deferred basis as agreed among Company and such Persons.”
          (g) Section 9.1 of the Purchase Agreement is amended by:
          (1) deleting the word “or” immediately after Section 9.1(m),

          (2) placing the word “or” immediately after Section 9.1(n) and
          (3) adding a new Section 9.1(o) as follows:
                    “(o) Any VSS Entity (as defined in Section 8.2(i)(v)) effects any conveyance, sale, lease, sub-lease, assignment, transfer or other disposition (including by way of merger or consolidation and including Sale and Leaseback Transactions) (each such conveyance, sale, lease, sublease, assignment or other such disposition, a “Sale”) of the Equity Interests of CV Holdings that any VSS Entity owns, directly or indirectly; provided that any such Sales shall not constitute an Event of Default pursuant to this paragraph (o) so long as (i) the VSS Entities directly or indirectly own or have the power to vote or direct the voting of CV Holdings representing more than 35% of the voting power of CV Holdings in the aggregate and own Equity Interests representing more than 35% of the total economic interest of the Equity Interests of CV Holdings in the aggregate and (ii) such Sales by the VSS Entities in the aggregate do not exceed 15% of the VSS Entities direct or indirect aggregate ownership of Equity Interests in CV Holdings as of the Amendment No. 3 Effective Date, provided further that any such Sales in excess of such aggregate percentage shall require the consent of the Required Note-Holders;”
          (h) Section 12.4(b)(vii) of the Purchase Agreement is amended by replacing the words “any of the definitions used therein” with the words “any of the definitions used therein to the extent the amendment of any such definition would have the effect of amending any of the foregoing sections in a manner that is materially adverse to any Purchaser;”
          (i) Section 12.16 of the Purchase Agreement is amended by inserting the following paragraph at the end:
          “Notwithstanding anything contained herein to the contrary, each holder of a Note acknowledges that (a) the Information may include material non-public information concerning CV Holdings or any of its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.”
          Section 2. Representations and Warranties. Company represents and warrants to the Purchasers as of the date hereof that:
          (a) The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action by Company, and (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate the Organizational Documents of any Issuer Party, (iii) will not violate any Requirement of Law, (iv) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Issuer Party or its property, or give rise to a right thereunder to require any payment to be made by any Issuer Party, and

(v) will not result in the creation or imposition of any Lien on any property of any Issuer Party, except Permitted Liens;
          (b) This Amendment constitutes the legal, valid and binding obligations of Company and Holdings enforceable against Company and the other Issuer Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
          (c) On and as of the Amendment No. 3 Effective Date (giving effect to this Amendment), each of the representations and warranties made by any Issuer Party contained in Article 5 of the Purchase Agreement and each other Transaction Document is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on and as of the Amendment No. 3 Effective Date (giving effect to this Amendment) as if made on and as of such date and except to the extent that such representations and warranties specifically relate to an earlier date); and
          (d) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
          Section 3. Conditions. This Amendment shall become effective as of the date (the “Amendment No. 3 Effective Date”) when, and only when, each of the following conditions precedent shall have been (or is or will be substantially concurrently therewith) satisfied:
          (a) The Administrative Agent (or its counsel) shall have received from each of Company, Holdings and the Required Note-Holders either (i) a counterpart of this Amendment signed on behalf of Company, Holdings and the Required Note-Holders or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic communication permitted under the Purchase Agreement of a signed signature page of this Amendment) that each of Company, Holdings and the Required Note-Holders have signed a counterpart of this Amendment;
          (b) The Administrative Agent and the Required Note-Holders shall have received evidence satisfactory to the Administrative Agent that Company and the Required Lenders (as defined in the Senior Credit Agreement) shall have entered into an amendment of the Senior Credit Agreement in form and substance as set forth on Schedule I hereto;
          (c) Company shall have paid to the Administrative Agent, for the benefit of each Purchaser who consents to this Amendment on or prior to 5:00 p.m. on October 28, 2009, a fee (in immediately available funds) on the Amendment No. 3 Effective Date in an amount equal to 20 basis points of each such Purchaser’s outstanding principal balance of Notes as of the Business Day ending immediately prior to the Amendment No. 3 Effective Date;
          (d) Except with respect to the amendments to the Purchase Agreement set forth in Section 1(b)(3) and Section 1(i) of this Amendment (which amendments shall become effective on the date this Amendment has been executed by Company, Holdings and the

Required Note-Holders and to the extent all the other conditions in this Section 3 have been satisfied), the Merger Transactions shall have been consummated; and
          (e) Company shall have paid (or have caused to be paid), in each case to the extent invoiced prior to the satisfaction of (a) through (d) of this Section 3, all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees, charges, disbursements and out-of-pocket expenses of Loeb & Loeb LLP with respect thereto).
          Section 4. Covenants.
          (a) As soon as possible, but in any event no later than 75 Business Days after the Amendment No. 3 Effective Date, Company and its Affiliates shall have consummated the LAZEL Drop Down.
          (b) Promptly, but in any event no later than 30 days after LAZEL becomes a Wholly Owned Subsidiary of Company, Company shall cause LAZEL to execute a Subsidiary Guaranty in accordance with Section 8.1(k) of the Purchase Agreement.
          Section 5. Ratification of Merger Transactions. Purchasers who deliver their consent to this Amendment hereby ratify and confirm that the Merger Transactions comply with the terms of the Purchase Agreement (without giving effect to this Amendment), subject to any modification, amendment, supplement or waiver of the Vowel Merger Agreement subsequent to the Amendment No. 3 Effective Date.
          Section 6. Expenses. Company agrees to promptly reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of Loeb & Loeb LLP.
          Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic email affirmation shall be effective as delivery of a manually executed counterpart hereof.
          Section 8. Applicable Law; Jurisdiction; Consent to Service of Process. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The waiver of venue, waiver of jury trial, jurisdiction and consent to service of process provisions set forth in Sections 12.8 and 12.9 of the Purchase Agreement are hereby incorporated by reference, mutatis mutandis, in this Amendment.
          Section 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          Section 10. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Purchasers or the Administrative Agent under the Purchase Agreement or any other Transaction Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement or any other provision of the Purchase Agreement or any other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. By executing and delivering a copy hereof, each applicable Issuer Party hereby agrees and confirms that all Obligations shall be guaranteed and secured pursuant to the Transaction Documents as provided therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CAMBIUM LEARNING, INC.
By:	/s/ Scott Troeller
	Name:	Scott Troeller
	Title:	Vice President

VSS-CAMBIUM HOLDINGS IV, LLC
By:	/s/ Scott Troeller
	Name:	Scott Troeller
	Title:	President
Signature Page to Amendment No. 3

ADMINISTRATIVE AGENT:

TCW/CRESCENT MEZZANINE PARTNERS IV, L.P.

By: TCW/Crescent Mezzanine
Management IV, L.L.C., its Investment Manager

By: TCW/Asset Management Company,
its Sub-Advisor

By:	/s/ Joseph Kaufman
	Name:	Joseph Kaufman
	Title:	Senior Vice President
Signature Page to Amendment No. 3

PURCHASERS:

TCW/CRESCENT MEZZANINE PARTNERS IV, L.P.

By: TCW/Crescent Mezzanine
Management IV, L.L.C., its Investment Manager

By: TCW/Asset Management Company,
its Sub-Advisor

By:	/s/ Joseph Kaufman
	Name:	Joseph Kaufman
	Title:	Senior Vice President

TCW/CRESCENT MEZZANINE PARTNERS IVB, L.P.

By: TCW/Crescent Mezzanine
Management IV, L.L.C.,. its Investment Manager

By: TCW/Asset Management Company,
its Sub-Advisor

By:	/s/ Joseph Kaufman
	Name:	Joseph Kaufman
	Title:	Senior Vice President
Signature Page to Amendment No. 3

MAC CAPITAL, LTD.

By: TCW Advisors, Inc., as attorney-in-fact

By:	/s/ Jonathan R. Insull
	Name:	Jonathan R. Insull
	Title:	Managing Director

By:	[Illegible]
Name:
Title:
Signature Page to Amendment No. 3

NEW YORK LIFE INVESTMENT
MANAGEMENT MEZZANINE PARTNERS II, LP

By: NYLIM Mezzanine Partners II GenPar, LP
Its: General Partner

By: NYLIM Mezzanine Partners II GenPar GP, LLC
Its: General Partner

By:	/s/ James M. Barker V
	Name:	James M. Barker V
	Title:	Executive Vice President

NYLIM MEZZANINE PARTNERS II PARALLEL FUND, LP

By: NYLIM Mezzanine Partners II GenPar, LP
Its: General Partner

By: NYLIM Mezzanine Partners II GenPar GP, LLC
Its: General Partner

By:	/s/ James M. Barker V
	Name:	James M. Barker V
	Title:	Executive Vice President
Signature Page to Amendment No. 3

GOLDENTREE CAPITAL SOLUTIONS FUND FINANCING
By:	GoldenTree Asset Management, LP

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director — Bank Debt

GOLDENTREE CAPITAL OPPORTUNITIES, LP

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director — Bank Debt

GOLDENTREE CAPITAL SOLUTIONS OFFSHORE FUND FINANCING

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director — Bank Debt

Signature Page to Amendment No. 3

SCHEDULE I
Amendment No. 3 to Senior Credit Agreement

EXECUTION VERSION
          AMENDMENT NO. 3, dated as of October 29, 2009 (this “Amendment No. 3”), among CAMBIUM LEARNING, INC., a Delaware corporation (“Borrower”), BARCLAYS BANK PLC, as Administrative Agent, and the Lenders party hereto, in each case listed on the signature pages hereto, to the Credit Agreement dated as of April 12, 2007 (as waived and amended by the Limited Waiver and Amendment (“Amendment No. 1”), dated as of May 20, 2008, such Amendment No. 1 as extended by the letter agreement dated July 15, 2008 (“Letter Agreement”), as amended by the Permanent Waiver and Amendment (“Amendment No. 2”), dated as of August 22, 2008, as further amended, supplemented, amended and restated, extended or otherwise modified from time to time) (the “Credit Agreement”) among Borrower, VSS-CAMBIUM HOLDINGS IV, LLC, a Delaware limited liability company and successor to VSS-CAMBIUM HOLDINGS, LLC (“Holdings”), the Subsidiary Guarantors, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), CREDIT SUISSE SECURITIES (USA) LLC, as co-syndication agent (in such capacity, “Co-Syndication Agent”), BNP PARIBAS, as co-syndication agent (in such capacity, “Co-Syndication Agent” and together with the other Co-Syndication Agent, the “Syndication Agents”), TD Securities (USA) LLC, as documentation agent (in such capacity, “Documentation Agent”), and BARCLAYS BANK PLC, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
          WHEREAS, pursuant to Section 6.21 of the Credit Agreement and as documented by the joinder agreements to each of the Credit Agreement, the Security Agreement and the Securities Pledge Agreement, in each case dated as of June 18, 2009, by and between VSS-CAMBIUM HOLDINGS IV, LLC and the Administrative Agent and/or the Collateral Agent, as applicable, VSS-CAMBIUM HOLDINGS IV, LLC has assumed all obligations, rights and responsibilities of VSS-CAMBIUM HOLDINGS, LLC as Holdings under the Credit Agreement; and
          WHEREAS, at the request of the Loan Parties, the Administrative Agent and the Required Lenders have agreed to make certain amendments to the Credit Agreement, but only on the terms and conditions set forth in this Amendment No. 3.
          NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
          Section 1. Amendment to the Credit Agreement. As of the Amendment No. 3 Effective Date (as defined in Section 3 below), the Credit Agreement shall be deemed modified to reflect the following:

     (i) Section 1.01 of the Credit Agreement is amended by including the following defined terms therein in appropriate alphabetical order:
“Amendment No. 3” shall mean Amendment No. 3, dated as of the Amendment No. 3 Effective Date, which amends this Agreement.
“Amendment No. 3 Effective Date” shall mean October 29, 2009.
“CV Holdings” shall mean Cambium-Voyager Holdings, Inc., a Delaware corporation.
“LAZEL” shall mean LAZEL, Inc., a Delaware corporation.
“LAZEL Drop Down” shall mean the series of distributions and contributions of the Equity Interests of LAZEL made by Affiliates of the Borrower by which LAZEL becomes a Wholly Owned Subsidiary of Borrower.
“Merger Transactions” shall mean all of the transactions contemplated by and consummated pursuant to the Vowel Merger Agreement.
“Sale” shall have the meaning assigned to such term in Section 8.01(o).
“Vowel Merger Agreement” shall mean that certain Agreement and Plan of Mergers dated as of June 20, 2009, by and among CV Holdings, Voyager Learning Company, Vowel Acquisition Corp., Consonant Acquisition Corp., VSS-Cambium Holdings II Corp. and Vowel Representative, LLC.
     (ii) Section 1.01 of the Credit Agreement is amended by amending or restating the following defined terms as follows:
     (a) the definition of “Change in Control” shall be amended and restated in its entirety as follows:
“A “Change in Control” shall be deemed to have occurred if:
(a) CV Holdings at any time ceases to own, directly or indirectly, 100% of the Equity Interests of Holdings;
(b) Holdings at any time ceases to own 100% of the Equity Interests of Borrower;
(c) at any time a change of control occurs under any documentation evidencing Material Indebtedness;
(d) (i) one or more of the Permitted Holders (collectively) shall fail to own, or to have the power to vote or direct the voting of CV Holdings representing, more than 35% of the voting power of CV

Holdings, (ii) one or more of the Permitted Holders (collectively) cease to own Equity Interests representing more than 35% of the total economic interests of the Equity Interests of CV Holdings, or (iii) unless one or more of the Permitted Holders have the right to designate a majority of the Board of Directors of CV Holdings, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of the voting power of CV Holdings representing either (w) a greater percentage of the voting power of CV Holdings than that beneficially owned or controlled by the Permitted Holders, (x) a greater percentage of the total economic interests of the Equity Interests of CV Holdings than that beneficially owned by the Permitted Holders, (y) 50% or more of the voting power of CV Holdings or (z) 50% or more of the total economic interests of the Equity Interests of CV Holdings; or
(e) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of CV Holdings or Holdings (as applicable) (together with any new directors whose election to such Board of Directors or whose nomination for election was endorsed by a vote of a majority of the members of the Board of Directors of CV Holdings or Holdings (as applicable), which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so endorsed) cease for any reason to constitute a majority of the Board of Directors of CV Holdings or Holdings, as the case may be.
For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement (but not including any warrant, option agreement, voting agreement, stockholders agreement or similar instrument or agreement) until the consummation of the transactions contemplated by such agreement.”

     (b) the definition of “Consolidated EBITDA” shall be amended by deleting the “and” at the end of subclause (x)(ii)(n) and inserting the following subclauses (o) through (t) immediately following subclause (n):
“(o) for the first eight consecutive fiscal quarters following a Permitted Acquisition, including, without limitation, the Merger Transactions, the amount by which deferred revenue, which if not for a Permitted Acquisition (including, without limitation, the Merger Transactions) would be recognized during such period, was reduced as a result of a purchase accounting adjustment,
(p) the costs and expenses (including, without limitation, legal, accounting, financial advisory and third-party consultant fees and expenses) incurred in connection with (i) the Merger Transactions and (ii) the LAZEL Drop Down; provided that such costs and expenses in (i) and (ii) above (x) are incurred within the 12-month period immediately prior, and/or immediately subsequent, to the Amendment No. 3 Effective Date and (y) do not exceed $24.0 million in the aggregate,
(q) costs and expenses related to sales of owned Real Property and assignments, sub-leases or terminations of Leases in connection with the Merger Transactions that are incurred within the 12-month period immediately following the Amendment No. 3 Effective Date, not to exceed $2.0 million in the aggregate,
(r) costs and expenses related to employee and officer severance and termination incurred within the 12-month period immediately subsequent to the Amendment No. 3 Effective Date, not to exceed $5.0 million in the aggregate,
(s) costs and expenses related to mergers, consolidations or acquisitions permitted by Section 6.07, whether or not consummated; provided that (a) such costs and expenses related to such mergers, consolidations or acquisitions that are consummated are incurred within the 12-month period immediately prior to and/or immediately subsequent to the consummation of the applicable merger, consolidation or acquisition and shall not exceed $5.0 million and (b) costs and expenses related to mergers, consolidations or acquisitions which are not consummated shall not exceed $500,000 in any calendar year and $2.0 million in the aggregate,
(t) nonrecurring integration costs and expenses arising from and related to the Merger Transactions, including, but not limited to, (i) re-branding (including, without limitation, company signage,

business cards, stationery), (ii) employee training, (iii) website integration, (iv) technology, (v) data migration and (vi) transfer of inventory, in each case solely to the extent such lost and expenses (x) have been incurred within 12 months of the Amendment No. 3 Effective Date and (y) do not exceed $3.0 million in the aggregate, and”
     (c) the last paragraph of the definition of “Consolidated Net Income” shall be amended by replacing the terms “gain” and “loss” wherever those terms appear with the terms “income” and “expense”, respectively, in the definition of “nonrecurring”.
     (d) the definition of “Management Services Agreement” shall be amended and restated in its entirety as follows:
“Management Services Agreement” shall mean that certain Fee Agreement by and among CV Holdings and VSS Fund Management LLC, a Controlled Investment Affiliate of the Sponsor (“VSS LLC”) dated as of July 24, 2009, as amended, restated, supplemented or modified from time to time.”
     (e) the definition of “Material Indebtedness” shall be amended by deleting the words “$5.0 million” and replacing them with the words “$7.5 million”.
     (f) the definition of “Permitted Acquisition” shall be amended by amending and restating clause (vii) in its entirety as follows:
“(vii) the Acquisition Consideration (exclusive of any amounts financed by Excluded Issuances) for such acquisition shall not exceed (exclusive of the Merger Transactions) $20.0 million; provided that if (a) the First Lien Leverage Ratio is less than 2.50 to 1.0 and (b) the Total Leverage Ratio is less than 3.50 to 1.0, in each case calculated on a Pro Forma Basis after giving effect to such acquisition as of the most recent Test Period (including the assumptions provided for in clause (ii)(x) of this definition above), the Acquisition Consideration (exclusive of any amounts financed by Excluded Issuances) for such acquisition shall not exceed (exclusive of the Merger Transactions) $100.0 million; provided further that (x) the aggregate amount of the Acquisition Consideration (exclusive of any amounts financed by Excluded Issuances) for all Permitted Acquisitions since the Amendment No. 3 Effective Date shall not exceed (exclusive of the Merger Transactions) $150.0 million and (y) any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the Final Maturity Date; and”
     (g) the definition of “Permitted Holders” shall be amended by inserting “and Section 6.09(e)(B)” in the proviso immediately following the phrase, “for purposes of the definition of ‘Change of Control’”.
     (h) the definition of “Test Period” shall be amended by inserting “(i)” immediately following “(b)” where it first appears.
     (iii) Section 2.19(b)(iii) shall be amended by inserting “(i)” immediately following “(b)” where it first appears.
     (iv) The last sentence of Section 3.04(a) shall be amended by (x) replacing the “,” immediately after the words “Sections 5.01(a)” with the word “and”, (y) inserting “(i)” immediately following “(b)” where it first appears and (z) deleting the phrase “and c” within such sentence.
     (v) Section 5.01 of the Credit Agreement shall be amended by (w)(i) replacing the phrase “within 105 days” in Section 5.01(a)(i) with the phrase “within 90 days” and (ii) replacing the phrase “an opinion of Ernst & Young LLP” in Section 5.01(a)(i) with the phrase “an opinion of Ernst & Young LLP, Grant Thornton LLP or Whitley Penn LLP”, (x) amending and restating Section 5.01(b)(ii) in its entirety as follows:
“and (ii) as soon as available and in any event within 30 days after the end of each calendar month, (1) commencing with the calendar month ended April 30, 2010, the consolidated order volumes of Borrower and the Subsidiaries and (2) commencing with the first full calendar month ended after the Amendment No. 3 Effective Date (w) the outstanding balances for each Class of Loans outstanding under this Agreement, (x) the total amount of cash and Cash Equivalents held by Holdings, Borrower and the Subsidiaries on a consolidated basis, (y) a certificate of a Financial Officer of Borrower containing a comparison of the consolidated expenses of Holdings, Borrower and the Subsidiaries as compared to the estimate of such expenses included as part of the budget delivered pursuant to Section 5.01(g) and (z) a summary narrative report and management’s discussion and analysis of the financial condition and results of operations for such month and the then elapsed portion of the fiscal year, as compared to the budgeted amounts;”,
(y) amending subclauses (c) and (k) of Section 5.01 by inserting “(i)” immediately following “(b)” where it first appears, in each case, and
(z) amending Section 5.01(g) by inserting the parenthetical “(and including estimates of the consolidated expenses of Holdings, Borrower and the Subsidiaries on a monthly basis)” immediately after the phrase “for each fiscal quarter” and deleting the phrase “prepared in summary form,” where it appears in such Section.
     (vi) Section 6.08 of the Credit Agreement is amended by (w) amending and restating Section 6.08(b) in its entirety as follows:
“(b) (A) payments to Holdings to permit Holdings, and the subsequent use of such payments by Holdings, to repurchase or redeem Qualified Capital Stock of Holdings held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service and (B) direct or indirect payments to CV Holdings to permit CV Holdings and any of its Subsidiaries, and the subsequent use of such payments by CV Holdings and any of its Subsidiaries, to repurchase or redeem Qualified Capital Stock of CV Holdings and any of its Subsidiaries held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, the sum of (x) $2.0 million, plus (y) the amount of any Net Cash Proceeds received by Holdings or CV Holdings and contributed to Borrower from the issuance and sale since the issue date of Qualified Capital Stock of Holdings or CV Holdings (other than the Cure Amounts or amounts contributed for purposes of making Capital Expenditures) to officers, directors or employees of any Company that have not been used to make any repurchases, redemptions or payments under this clause (b), plus (z) the net cash proceeds of any “key-man” life insurance policies of any Company that have not been used to make any repurchases, redemptions or payments under this clause (b);”
,(x) placing the phrase “direct or indirect” in front of the word “parent” everywhere that it appears in Section 6.08(c)(C) and Section 6.08(c)(D), (y) placing the parenthetical “(including costs and other expenses related to the maintenance of such direct or indirect parent as a public company subject to the Securities Act and the Exchange Act and the rules and regulations thereunder)” after the phrase “other expenses” in Section 6.08(c)(D) and (z) deleting “$250,000” in Section 6.08(c)(D) and replacing it with “$3,000,000”.
(vii) Section 6.09(e) is amended and restated in its entirety as follows:

“(e) so long as no Default exists and the Administrative Agent has received the most current version of the Management Services Agreement, (x) at the times specified and the amounts set forth in the Management Services Agreement, the payment of (i) transaction fees to VSS LLC or its Controlled Investment Affiliates (together, the “VSS Entities”) not exceed 1% of the enterprise value in respect of the transaction pursuant to which such fees are owed and (ii) all other investment banking fees and related reasonable and documented expenses payable to the VSS Entities; provided that payments in respect of monitoring, advisory, oversight or other similar fees shall not be permitted; (y) reasonable and documented fees and out-of-pocket expenses payable to the directors (including the chairman) of the Board of Directors of CV Holdings in connection with their responsibilities and services as board members in an aggregate amount not to exceed $750,000 per fiscal year; and (z) payments in respect of the Merger Transactions in an amount not to exceed $3,000,000 in the aggregate may be made by the Borrower to the VSS Entities and any other Permitted Holders on an upfront or deferred basis as agreed among the Borrower and such Persons.”
     (viii) Section 8.01 of the Credit Agreement is amended by (x) deleting the word “or” immediately after Section 8.01(m), (y) placing the word “or” immediately after Section 8.01(n) and (z) adding a new Section 8.01(o) as follows:
“(o) Any VSS Entity effects any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including Sale and Leaseback Transactions) (each such conveyance, sale, lease, sublease, assignment or other such disposition, a “Sale”) of the Equity Interests of CV Holdings that any VSS Entity owns, directly or indirectly; provided that any such Sales shall not constitute an Event of Default pursuant to this paragraph (o) so long as (i) the VSS Entities directly or indirectly own or have the power to vote or direct the voting of CV Holdings representing more than 35% of the voting power of CV Holdings in the aggregate and own Equity Interests representing more than 35% of the total economic interest of the Equity Interests of CV Holdings in the aggregate and (ii) such Sales by the VSS Entities in the aggregate do not exceed 15% of the VSS Entities direct or indirect aggregate ownership of Equity Interests in CV Holdings as of the Amendment No. 3 Effective Date, provided further that any such Sales in excess of such aggregate percentage shall require the consent of the Required Lenders;”

     (ix) Section 10.12 of the Credit Agreement is amended by inserting the following paragraph at the end:
“Notwithstanding anything contained herein to the contrary, each of the Administrative Agent, the Lenders and the Issuing Bank acknowledges that (a) the Information may include material non-public information concerning CV Holdings or any of its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities laws.”
          Section 2. Representations and Warranties. Borrower represents and warrants to the Lenders as of the date hereof that:
     (a) The execution, delivery and performance of this Amendment No. 3 have been duly authorized by all necessary corporate action by Borrower, and (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate the Organizational Documents of any Loan Party, (iii) will not violate any Requirement of Law, (iv) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Loan Party or its property, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (v) will not result in the creation or imposition of any Lien on any property of any Loan Party, except Liens created by the Loan Documents and Permitted Liens;
     (b) This Amendment No. 3 constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower and the other Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
     (c) On and as of the Amendment No. 3 Effective Date (giving effect to this Amendment No. 3), each of the representations and warranties made by any Loan Party contained in Article III of the Credit Agreement and each other Loan Document is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on and as of the Amendment No. 3 Effective Date as if made on and as of such date and except to the extent that such representations and warranties specifically relate to an earlier date); and
     (d) At the time of and after giving effect to this Amendment No. 3, no Default or Event of Default has occurred and is continuing.

          Section 3. Conditions. This Amendment No. 3 shall become effective as of the date (the “Amendment No. 3 Effective Date”) when, and only when, each of the following conditions precedent shall have been (or is or will be substantially concurrently therewith) satisfied:
     (a) The Administrative Agent (or its counsel) shall have received from each of Borrower and the Required Lenders either (i) a counterpart of this Amendment No. 3 signed on behalf of Borrower and the Required Lenders or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic communication permitted under the Credit Agreement of a signed signature page of this Amendment No. 3) that each of Borrower and the Required Lenders has signed a counterpart of this Amendment No. 3;
     (b) Borrower shall have paid (or have caused to be paid) to the Administrative Agent, for the benefit of each Lender who consents to this Amendment No. 3 on or prior to 5:00 p.m., New York City time, on October 28, 2009, a fee (in immediately available funds) on the Amendment No. 3 Effective Date in an amount equal to 20 basis points of each such Lender’s outstanding Loans and unused Revolving Commitments as of the Business Day ending immediately prior to the Amendment No. 3 Effective Date;
     (c) Except with respect to the amendments to the Credit Agreement set forth in Section 1(ii)(c) and Section 1(ix) of this Amendment No. 3, (which amendments shall become effective on the date this Amendment No. 3 has been executed by Borrower and the Required Lenders and to the extent all the other conditions in this Section 3 have been satisfied) the Merger Transactions shall have been consummated; and
     (d) Borrower shall have paid (or have caused to be paid), in each case to the extent invoiced prior to the Amendment No. 3 Effective Date, all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees, charges, disbursements and out-of-pocket expenses of Cahill Gordon & Reindel LLP with respect thereto).
          Section 4. Covenants.
          As soon as possible, but in any event no later than 75 Business Days after the Amendment No. 3 Effective Date, Borrower and its Affiliates shall have consummated the LAZEL Drop Down.
     Section 5. Ratification of Merger Transactions. Lenders who deliver their consent to this Amendment No. 3 hereby ratify and confirm that the Merger Transactions comply with the terms of the Credit Agreement (without giving effect to this Amendment No. 3), subject to any modification, amendment, supplement or waiver of the Vowel Merger Agreement subsequent to the Amendment No. 3 Effective Date.

          Section 6. Expenses. Borrower agrees to promptly reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment No. 3, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp.
          Section 7. Counterparts. This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 3 by facsimile transmission or electronic email affirmation shall be effective as delivery of a manually executed counterpart hereof.
          Section 8. Applicable Law; Jurisdiction; Consent to Service of Process. THIS AMENDMENT NO. 3 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The waiver of venue, waiver of jury trial, jurisdiction and consent to service of process provisions set forth in Sections 10.09 and 10.10 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, in this Amendment No. 3.
          Section 9. Headings. The headings of this Amendment No. 3 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
          Section 10. Effect of Amendment No. 3. Except as expressly set forth herein, this Amendment No. 3 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. By executing and delivering a copy hereof, each applicable Loan Party hereby agrees and confirms that all Loans and Obligations shall be guaranteed and secured pursuant to the Loan Documents as provided therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed as of the date first above written.

CAMBIUM LEARNING, INC.
By:
Name:
Title:

[Amendment No. 3 Signature Page]

BARCLAYS BANK PLC, as Administrative Agent, Issuing Bank, Collateral Agent and Lender
By:
Name:
Title:

By:
Name:
Title:

[Amendment No. 3 Signature Page]

, as a Lender

By:
Name:
Title:

[If a second signature is necessary:]
By:
Name:
Title:

[Amendment No. 3 Signature Page]